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                                                              Exhibit 99.2(k)(3)

Colbent Logo


                             THE COLBENT CORPORATION
                                 THE INDIA FUND
                          SUBSCRIPTION AGENT AGREEMENT


THIS AGREEMENT is entered into this xxth day of April, 2006, between The Colbent Corporation and The India Fund, Inc. (collectively hereinafter, the "Parties").

WHEREAS, Colbent shall act as Subscription Agent in connection with this Non-transferable Rights Offering and in such capacity is authorized and directed to accept the subscription of Shares.

NOW THEREFORE, the Parties mutually agree and covenant as follows:

A.       FEES FOR SERVICES*


------------------------------------------------------- -----------------------------------------------------
                         FEE                                              SERVICE PROVIDED
------------------------------------------------------- -----------------------------------------------------
$7500.00                                                Project Management Fee
------------------------------------------------------- -----------------------------------------------------
$0.35                                                   10 Day Notice Printing & Mailing (if applicable)
------------------------------------------------------- -----------------------------------------------------
$0.39                                                   10 Day Notice Postage (if applicable)
------------------------------------------------------- -----------------------------------------------------
$1.00                                                   Replacement Forms/Fulfillment
------------------------------------------------------- -----------------------------------------------------
$1.00                                                   Per subscription form generated
------------------------------------------------------- -----------------------------------------------------
$0.25 and up                                            Mailing of Subscription forms (depending on number
                                                        of enclosures)
------------------------------------------------------- -----------------------------------------------------
$6.00                                                   Per subscription form processed (registered and
                                                        beneficial)
------------------------------------------------------- -----------------------------------------------------
$6.50                                                   Per defective subscription form received
------------------------------------------------------- -----------------------------------------------------
$3.00                                                   Per notice of guaranteed delivery received
------------------------------------------------------- -----------------------------------------------------
$2.25                                                   Per invoice mailed (if applicable)
------------------------------------------------------- -----------------------------------------------------
$.75                                                    Per refund check issued and mailed (if applicable)
------------------------------------------------------- -----------------------------------------------------
$3.00                                                   Per solicitation check processed and mailed (if
                                                        applicable)
------------------------------------------------------- -----------------------------------------------------
$6.00                                                   Per withdrawal of subscription certificate (if
                                                        applicable)
------------------------------------------------------- -----------------------------------------------------
$1500.00                                                Per Pro-ration (if applicable)
------------------------------------------------------- -----------------------------------------------------
$1000.00                                                Per offer extension
------------------------------------------------------- -----------------------------------------------------
$5000.00                                                Minimum charge should the project be cancelled for
                                                        any reason prior to the mailing of the subscription
                                                        form
------------------------------------------------------- -----------------------------------------------------
$500.00/month                                           DTCC connectivity fee; typically one month
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

o EXCLUDES OUT-OF-POCKET EXPENSES AS DESCRIBED IN SECTION C, "ITEMS NOT COVERED"

                             THE COLBENT CORPORATION
                                  CONFIDENTIAL
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B.       SERVICES COVERED


         o Designate an operational team to carry out Subscription Agent duties, including document review and execution of legal agreement, review of subscription forms and communication materials, project management and on-going project updates and reporting.

         o Calculating Rights to be distributed to each shareholder and printing shareholder information on the subscription form.

         o Issuing subscription forms, and causing forms to be mailed to registered shareholders.

         o  Tracking and reporting the number of exercises made, as required.

         o  Processing Rights received and exercised.

         o Deposit participant checks daily and forward all participant funds to Fund at the end of the offering period.

         o  Providing receipt summation of checks received.

         o Issuing/ Printing (if applicable,) and mailing stock certificates and/or checks.

         o  Interfacing with the Information Agent.

         o Calculating, issuing and mailing of proration and/or over-subscription checks if applicable.

         o Calculating, issuing and mailing of solicitation checks if applicable.



C.       ITEMS NOT COVERED

         o Items not specified in the "Services Covered" section set forth in this Agreement, including any services associated with new duties, legislation or regulatory fiat which become effective after the date of this Agreement (these will be provided on an appraisal basis)

         o All out-of-pocket expenses such as telephone line charges, certificates, checks, postage, stationary, wire transfers and excess material disposal (these will be billed as incurred)

         o  Reasonable legal review fees if referred to outside counsel.

         o Overtime charges assessed in the event of late delivery of material for mailings unless the target mail date is rescheduled.

D.       ASSUMPTIONS

         o Proposal based upon document review and information known at this time about the transaction.

         o Significant changes made in the term or requirements of this transaction could require modifications to this proposal.

         o  Proposal must be executed prior to the initial mailing.

         o Company responsible for printing of materials (Rights Card, Prospectus and ancillary documents).

         o Material to be mailed to shareholders must be received no less than five (5) business days prior to the start of the mailing project.

         o Accrued interest in Deposit account will be used to offset bank fees. All remaining account interest will go back to the company.

                            THE COLBENT CORPORATION
                                  CONFIDENTIAL
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E.       PAYMENT FOR SERVICES

         o The Project Management Fee will be rendered and payable upon the effective date of the transaction. An invoice for any out-of-pocket and per items fees realized will be rendered and payable on a monthly basis, except for postage expenses in excess of $5,000.00. Funds for such mailing expenses must be received one
            (1) business day prior to the scheduled mail date.


  THE COLBENT CORPORATION                         THE INDIA FUND, INC.

  By:    ___________________________________      By:___________________________
         Carmine C. Chirichiello


  Title: President, The Colbent Corporation       Title: _______________________


  Date:  ____________________________________     Date: ________________________







                             THE COLBENT CORPORATION
                                  CONFIDENTIAL